EXHIBIT 99.1
JOINT FILER INFORMATION

FORM 4

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC, Elevation Employee Side Fund, LLC, Elevation Management, LLC, Marc Bodnick, Paul Hewson, Bret Pearlman and John Riccitiello

Addresses:	The principal business address of each of the joint filers listed above is 2800 Sand Hill Road, Suite 160, Menlo Park, CA 94025.

Date of Event Requiring Statement:	3/17/2006

Issuer Name and Ticker or Trading Symbol:	Homestore, Inc. (HOMS)
Signatures:

ELEVATION ASSOCIATES, L.P.
	By:	Elevation Associates, LLC,
as General Partner

	By:	*
		Name:	Fred Anderson
		Title:	Manager

ELEVATION ASSOCIATES, LLC
	By:	*
		Name:	Fred Anderson
		Title:	Manager

ELEVATION EMPLOYEE SIDE FUND, LLC
	By:	Elevation Management, LLC,
as Managing Member

	By:	*
		Name:	Fred Anderson
		Title:	Manager

ELEVATION MANAGEMENT, LLC
	By:	*
		Name:	Fred Anderson
		Title:	Manager

*
Marc Bodnick

*
Paul Hewson

*
Bret Pearlman

*
John Riccitiello

*	/s/ Tracy Hogan
Attorney-in-fact for Reporting Persons
pursuant to Power of Attorney

Date: 03/21/2006